Exhibit (b)

AMENDED AND RESTATED

BY-LAWS

OF

PROSPECT STREET® INCOME SHARES INC.
a Maryland corporation

ARTICLE I

OFFICE

           Section 1.      Principal Office. The principal office of Prospect Street® Income Shares Inc. (the "Corporation") in the State of Maryland shall be located in the City of Baltimore.

           Section 2.      Other Office. The Corporation may have an office at such other places both within and without the State of Maryland as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

           Section 1.      Location. All meetings of stockholders shall be held at such place as is determined by the Board of Directors.

           Section 2.      Annual Meeting. The annual meeting of the stockholders of the Corporation shall be held on a date fixed from time to time by the Board of Directors not earlier than May 15 nor later than June 14 each year. At each annual meeting the stockholders shall elect a Board of Directors and may transact such other business as may properly be brought before the meeting. Any business of the Corporation may be transacted at the annual meeting without being specifically designated in the notice, except such business as is specifically required by statute to be stated in the notice. Notwithstanding the foregoing, no annual meeting of the stockholders shall be held in any year in which:

(a) none of the following is required to be acted upon by the stockholders under the Investment Company Act of 1940, as amended (the "1940 Act"):

(1)	election of Directors;

(2)	approval of the investment advisory agreement;

(3)	ratification of the selection of independent public accountants; or

(4)	approval of a distribution agreement; and

(b) an annual meeting is not otherwise required under the rules and regulations of the principal exchange on which the Corporation's securities are then traded.

           Section 3.      Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles of Incorporation (for purposes hereof, references to the "Articles of Incorporation" shall be deemed to mean and includes all amendments and supplements to and/or restatement thereof or these By-Laws), may be held at any place within or outside the State of Maryland and may be called at any time by the Board of Directors or by the President. The Corporation has elected to be subject to Section 3-805 of the Maryland General Corporation Law, as amended (the "MGCL"), under which the Secretary may call a special meeting at the request of stockholders only on the request of the stockholders entitled to cast at least a majority of all the votes entitled to be cast at the meeting and if the stockholders' request states the purpose of the meeting and the matters proposed to be acted on at it. The Secretary shall inform the stockholders making the request of the reasonably estimated cost of preparing and mailing a notice of the meeting and, on payment of these costs by such stockholders to the Corporation, notify each stockholder entitled to notice of the meeting. The Board of Directors has the sole power to fix the record date for determining the stockholders entitled to request a special meeting of the stockholders; the record date for determining stockholders entitled to notice of and to vote at the special meeting; and the date, time and place of the special meeting.

           Section 4.      Notice. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at, or notice of, the meeting, by placing the notice in the mail at least ten (10) days but not more than ninety (90) days prior to the date designated for the meeting (except as otherwise specified in the Articles of Incorporation), addressed to each such stockholder at his or her address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select.

           Section 5.      Quorum. At any meeting of stockholders, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes entitled to be cast at such meeting shall constitute a quorum; but this Section shall not affect any requirement under any applicable statute or the Articles of Incorporation. Presence shall include shareholder participation by means of a conference telephone or similar communications equipment as provided in MGCL Section 2-502.1. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, by majority vote and without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present in person or by proxy any business may be transacted which might have been transacted at the meeting as originally notified.

           Section 6.      Votes Required. A majority of the votes cast at a meeting of stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting (except for the election of Directors, which will be by a plurality of votes cast), unless more than a majority of the votes cast is required by statute or the Articles of Incorporation.

           Section 7.      Voting. Except as otherwise provided by statute or the Articles of Incorporation, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one (1) vote for every share of stock (and a proportionate fractional interest for each such fractional share) standing in his or her name on the records of the Corporation as of the record date for the meeting. A stockholder may vote the shares owned of record by him or her either in person or by proxy executed in writing by the stockholder or by his or her duly authorized agent provided in the proxy. Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him or her by a proxy signed by the stockholder or his or her authorized agent provided in the proxy. Authorization may also be accomplished by the stockholder or the stockholder's authorized agent causing the stockholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. Subject to the first sentence in this paragraph, a stockholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, an authorization for the person to act as proxy to such person authorized to act as proxy or any other person authorized to receive the proxy authorization on behalf of the person authorized to act as the proxy, including a proxy solicitation firm or proxy support service organization. A proxy authorization may be transmitted by electronic mail, datagram, or any other electronic or telephonic means. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting.

           Section 8.      Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to notice of and to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than ninety (90) nor fewer than ten (10) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to vote at such meeting and any adjournment thereof.

ARTICLE III

DIRECTORS

           Section 1.      General. The Corporation has elected to be subject to Section 3-804(b) of the MGCL (subject to the provisions of Section 3-803(f) thereof) so that the number of Directors shall be fixed from time to time only by vote of the Board of Directors. Subject to the provisions of the MGCL and the Articles of Incorporation, Directors shall be elected at the annual meeting of the stockholders and each Director elected shall hold office until his or her successor shall have been elected and shall have qualified, or until his or her death, or until he or she shall have resigned or have been removed as provided in these By-Laws, or as otherwise provided by statute or the Articles of Incorporation. Any vacancy created by an increase in Directors may be filled in accordance with Section 3 of this Article III and the terms of the Articles of Incorporation. Except as provided in the Articles of Incorporation, no reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his or her term unless the Director is specifically removed pursuant to Section 4 of this Article III at the time of the decrease.

           Section 2.      Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Maryland as the Board of Directors may from time to time determine.

           Section 3.      Vacancy. The Corporation has elected to be subject to Section 3-804(c) of the MGCL (subject to the provisions of Section 3-803(f) thereof) so that, subject to the provisions of the 1940 Act and the Articles of Incorporation, each vacancy occurring in the Board of Directors resulting from an increase in the size of the Board of Directors or from the death, resignation, or removal of a Director may be filled by the affirmative vote of a majority of the remaining members in office, even if the remaining Directors do not constitute a quorum. Subject to the provisions of the 1940 Act, a Director elected to fill a vacancy shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until a successor is elected and qualifies.

           Section 4.      Removal. The Corporation has elected to be subject to Section 3-804(a) of the MGCL (subject to Section 3-803(f) thereof) under which the stockholders of the Corporation may remove any Director by the affirmative vote of a least two-thirds (2/3) of all the votes entitled to be cast by the stockholders generally in the election of such Director. If the Directors have been divided into classes, a Director may not be removed without cause.

           Section 5.      Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board and at every meeting of stockholders. In the absence or inability of the Chairman of the Board to act at a Board of Directors meeting, the President, or, in his or her absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary (or, in his or her absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meetings and keep the minutes of the meetings.

           Section 6.      Resignation. A Director of the Corporation may resign at any time by giving written notice of his or her resignation to the Board of Directors or the Chairman of the Board or to the President or the Secretary of the Corporation. Any resignation shall take effect at the time specified in it or, should the time when it is to become effective not be specified therein, immediately upon its receipt. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise.

           Section 7.      Committees. The Board of Directors may designate one (1) or more committees of the Board of Directors, each consisting of one (1) or more Directors. Any committee or committees shall have the name or names determined from time to time by resolution adopted by the Board of Directors. To the extent provided in the resolution, and permitted by law, the committee or committees shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and provide those minutes to the Board of Directors when required. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Director to act in the place of an absent member.

           Section 8.      Special Meetings. Special meetings of the Board of Directors may be called at any time by the Board of Directors, by vote at a meeting, or by the Chairman of the Board or the President or Secretary of the Corporation or by a majority of the Directors in writing with or without a meeting. Such meetings may be held at such place or places within or without the State of Maryland as may be designated from time to time by the Board of Directors.

           Section 9.      Notice. Notice of the place and time of every special meeting of the Board of Directors shall be delivered to each Director, either personally or by telephone or other standard form of telecommunication at least twenty-four (24) hours before the time at which the meeting is to be held, or by first-class mail, postage prepaid, addressed to the Director at his or her residence or usual place of business, and mailed at least three (3) days before the day on which the meeting is to be held.

           Section 10.      Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a written consent to such action is signed by all members of the Board and such written consent is filed with the minutes of proceedings of the Board.

           Section 11.      Remuneration. Each Director shall receive such remuneration for his or her services as shall be fixed from time to time by resolution of the Board of Directors. Directors may also be reimbursed by the Corporation for all reasonable expenses incurred in traveling to and from attending a Board or committee meeting.

           Section 12.      Telephone Conference. Members of the Board of Directors or any committee of the Board may participate in any Board or committee meeting by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at the meeting, subject to the provisions of the 1940 Act.

ARTICLE IV

NOTICES

          Whenever any notice of the time, place or purpose of any meeting of stockholders or Directors is required to be given under the provisions of any applicable statute or the Articles of Incorporation, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of Directors in person, shall be deemed equivalent to the giving of such notice to such persons.

ARTICLE V

OFFICERS

           Section 1.      Number and Qualification. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, and may include such Assistant Secretaries, Assistant Treasurers or other officers as may be elected or appointed by the Board of Directors. The officers shall be elected by the Board of Directors at such times and for such terms and shall have such duties as the Board of Directors shall determine. Any two or more offices, except those of President and Vice President, may be held by the same person but no one person shall execute, acknowledge or verify any instrument required by law to be executed, acknowledged or verified by two or more officers.

           Section 2.      Compensation. The salaries, if any, of all officers and agents of the Corporation shall be fixed from time to time by the Board of Directors. It may authorize any committee, or any officer on whom the power of appointing subordinate officers or agents may have been conferred, to fix the compensation of such subordinate officers or agents.

           Section 3.      President. The President shall be the chief executive officer of the Corporation. In the absence or inability of the Chairman of the Board to act (or if there is none), the President shall preside at all meetings of the stockholders and of the Board of Directors. The President shall have general and active management of the business of the Corporation, subject to the control of the Board of Directors.

           Section 4.      Vice President. The Vice Presidents in the order of their election shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

           Section 5.      Secretary. The Secretary shall:

(a) keep or cause to be kept, in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors, the committees of the Board and the stockholders;

(b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

(c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

(d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

(e) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the President.

           Section 6.      Treasurer. Subject to the provisions of any contract that may be entered into with any custodian pursuant to authority granted by the Board of Directors, the Treasurer shall have charge of all receipts and disbursements of the Corporation and shall have or provide for the custody of the Corporation's funds and securities; he or she shall have full authority to receive and give receipts for all money due and payable to the Corporation, and to endorse checks, drafts and warrants, in its name and on its behalf and to give full discharge for the same; he or she shall deposit all funds of the Corporation, except those that may be required for current use, in such banks or other places of deposit as the Board of Directors may from time to time designate; and in general he or she shall perform all duties incident to the Office of Treasurer and such other duties as may from time to time be assigned to him or her by the Board of Directors or the President.

ARTICLE VI

TRANSFERS OF STOCK

           Section 1.      Transfers of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only by the registered holder of the shares, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for the shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.

           Section 2.      Record Holder. The Corporation shall be entitled to treat the holder of record of any shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law

           Section 3.      Regulations. The Board of Directors may authorize the issuance of uncertificated securities if permitted by law. If stock certificates are issued, the Board of Directors may make any additional rules and regulations, not inconsistent with the Articles of Incorporation, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

           Section 4.      Stock Certificates. A new stock certificate may be issued by the Corporation in place of any certificate theretofore issued by the Corporation alleged to have been stolen, lost, destroyed or mutilated, upon the making of an affidavit of that fact by the person claiming the stock certificate to be stolen, lost, destroyed or mutilated. The Board of Directors may, in its discretion and as a condition precedent to the issuance of a new certificate, provide in such resolution that the owner of such stolen, lost, destroyed or mutilated certificate or his or her legal representative shall give bond in satisfactory form and amount and with sufficient surety to the Corporation and its transfer agent to indemnify each of them against any loss or claim which may arise by reason of the alleged theft, loss, destruction or mutilation of a certificate or the alleged theft, loss, destruction or mutilation of a certificate or the issuance of a new certificate.

ARTICLE VII

INDEMNIFICATION AND INSURANCE

           Section 1.       Indemnification of Officers, Directors, Employees and Agents. The Corporation shall indemnify and advance expenses to its present and past Directors, officers, employees and agents, and any persons who are serving or have served at the request of the Corporation as a Director, trustee, partner, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, to the maximum extent provided and allowed by Section 2-418 of the MGCL, or by any other applicable provisions of law. Notwithstanding anything herein to the contrary, no Director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified in violation of Sections 17(h) or 17(i) of the 1940 Act.

           Section 2.      Other Rights. The indemnification provided herein shall not be deemed exclusive of any other right, with respect to indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or Directors who are not "interested persons" as defined in the 1940 Act or otherwise, both as to action by a Director, officer, employee or agent of the Corporation in his or her official capacity and as to action by such person in another capacity while holding such office or position at the request of the Corporation, and shall continue as to a person who has ceased to be a Director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

           Section 3.      Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, and any person who is serving or who has served at the request of the Corporation as a Director, trustee, partner, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, enterprise or employee benefit plan, against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, provided that no such insurance may be obtained by the Corporation for liabilities against which it would not have the power to indemnify him or her under the Articles of Incorporation or applicable law.

ARTICLE VIII

GENERAL PROVISIONS

           Section 1.      Custodian. The Corporation may act as its own custodian for the safekeeping of cash and securities or it may designate a custodian or custodians other than itself to so act, provided that any custodian shall meet the requirements of the 1940 Act.

           Section 2.      Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

          Section 3.      Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year in which the Corporation was incorporated and the word "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.

           Section 4.      Stock Ledger. The Corporation shall maintain at its offices or at the office of its transfer agent an original stock ledger containing the names and addresses of all stockholders and the number of shares held by each stockholder.

           Section 5.      Other Securities. Securities of other enterprises owned or held by the Corporation or by a custodian, depositary or nominee for the Corporation may be voted by the Corporation by any of its officers, and any and all proxies, waivers, consents and other instruments may be executed and any and all other action may be taken by the Corporation, as owner or holder of securities of other enterprises, by any of its officers.

ARTICLE IX

AMENDMENTS

          The Board of Directors shall have the exclusive power, at any regular or special meeting, to alter or repeal any By-Laws of the Corporation and to make new By-Laws.

Amended and Restated

March 15, 2002